Exhibit 5

                         [BROWN & WOOD LLP LETTERHEAD]





                                                                 April 15, 1999

LaSalle Hotel Properties
1401 Eye Street, NW, Suite 900
Washington, DC 20005


Ladies and Gentlemen:

         This opinion is furnished in connection with the registration statement on Form S-3 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to 4,462,292 common shares of beneficial interest, $.01 par value per share (the "Common Shares"), of LaSalle Hotel Properties, a Maryland real estate investment trust (the "Company") authorized for issuance under the Company's Articles of Amendment and Restatement of Declaration of Trust (the "Declaration of Trust "). The Common Shares registered pursuant to the Registration Statement relate (i) to the possible issuance by the Company of up to 3,181,723 Common Shares (the "Redemption Shares"), if and to the extent that the Company elects to issue such Redemption Shares to holders of limited partner interests ("OP Units") of LaSalle Hotel Operating Partnership, L.P. (the "Operating Partnership"), upon the tender of such outstanding OP Units for redemption pursuant to Section 8.6 of the Partnership Agreement (defined below); (ii) to the possible issuance by the Company of up to 1,280,569 Common Shares ("Option Shares") to holders of up to 1,280,569 common share purchase rights (the "Common Share Purchase Rights") upon their exercise; (iii) the offer and sale from time to time of any Redemption Shares that may be issued to and held by persons who may be affiliates of the Company; and (iv) the offer and sale from time to time of any Option Shares that may be issued to and held by persons who may be affiliates of the Company.

         In connection with rendering this opinion, we have examined the Declaration of Trust and the Bylaws of the Company; the Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Partnership Agreement"); such records of the proceedings of the Company as we deemed appropriate; the Registration Statement, and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified, photostatic or facsimile copies, the authenticity of the originals of such copies and the authenticity of telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

         Based upon the foregoing, we are of the opinion that:

         (1) When the Registration Statement has become effective under the Securities Act and the Redemption Shares have been duly issued and exchanged for Units tendered to the Operating Partnership for redemption in accordance with the provisions of the Partnership Agreement as described in the Registration Statement, such Redemption Shares will be validly issued, fully paid and nonassessable.

         (2) When the Registration Statement has become effective under the Securities Act and the Option Shares have been duly issued in exchanged for the consideration specified therefore in the Common Share Purchase Rights between the Company and holders thereof, such Option Shares will be validly issued, fully paid and nonassessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus.



                                                   Very truly yours,


                                                   /s/ Brown & Wood LLP